Exhibit 10.41

DATED day of December 10, 2007

Bloomsway Development Ltd.

and

Recon Technology Ltd.

and

Mr. YIN Shenping

and

Mr. LI Hongqi

and

Mr. CHEN Guangqiang

SHARES SUBSCRIPTION AGREEMENT

concerning Ordinary Shares in

RECON TECHNOLOGY LTD.

RECON TECHNOLOGY LTD.

ORDINARY SHARES SUBSCRIPTION AGREEMENT

This ORDINARY SHARES SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into as of December 10, 2007 among the following parties:

RECON TECHNOLOGY, LTD., a company incorporated in Cayman Islands and whose registered office is Corporate Filing Services Limited, 4th Floor, Harbour Center, P.O. Box 613, Grand Cayman KY1 -1107, Cayman Islands, (the “Company”);

Bloomsway Development Ltd., a company incorporated in British Virgin Islands and whose registered office is Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, (the “Investor”); and

the guarantors set forth as below:

Mr. YIN Shenping, a PRC citizen with ID number 320113196912054853;

Mr. LI Hongqi, a PRC citizen with ID number 370802197411182139;and

Mr. CHEN Guangqiang, a PRC citizen with ID number 132903196307299817

(each the “Guarantor”, collectively the “Guarantors”) .

WHEREAS

(A) The Company is a company incorporated under the laws of the Cayman Islands as an international business company. The Company has an authorized capital of US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each, 50,000full paid ordinary shares of which have up to the date of this Agreement been issued and are registered as: 15,000 ordinary shares in the name of and beneficially owned by Mr. YIN Shenping; 20,000 ordinary shares in the name of and beneficially owned by Mr. LI Hongqi; 15,000 ordinary shares in the name of and beneficially owned by Mr. CHEN Guangqiang. Further details of the Company are set out in Schedule 1.

(B) The Company agrees to allot and issue and the Investor agrees to subscribe for 2, 632 ordinary shares of US$0.01 each in the share capital of the Company, constitute 5% of the 52,632 ordinary shares after subscription.

(C) After the subscription, the issued shares of the Company is 52,632 ordinary shares.

TERMS AGREED:

1. Definitions and Interpretation

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

“Company”

any company or body corporate wherever incorporated;

“Completion”

completion of the sale and purchase of the Issuing Shares as specified in Clause 5;

“Completion Date”

April 30, 2008 (or such later date as the Parties may agree in writing);

“Conditions”

the conditions specified in Clause 4.1;

“Consideration”

the total consideration for the Issuing Shares being the aggregate of the sum specified in Clause 2;

“Directors”

the persons listed as directors of the Company as at the date of this Agreement;

“Encumbrances”

any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrances, priority or security interest, deferred purchase, title retention, leasing, sale-and-purchase, sale-and-leaseback arrangement over or in any property, assets or rights or whatsoever nature or interest or any agreement for any of same;

“Group”

the group of companies comprising the Company and its subsidiaries. The expression “member of the Group” shall be construed accordingly;

“Hong Kong”

the Hong Kong Special Administrative Region of the People’s Republic of China;

“Ordinary Shares”

the ordinary shares of par value US$0.01 each in the share capital of the Company;

“Parties”

the named parties to this Agreement and their respective successors and assigns;

“Qualified IPO”

a firm commitment public offering of Ordinary Shares on NASDAQ, the Stock Exchange of Hong Kong Limited (Main Board or Growth Enterprise Market Board) or any other recognized stock exchange unanimously approved by the Board of the Company.

“Issuing Shares”

the 2,632 Ordinary Shares issued by the Company;

“Tax”

all forms of taxation, estate duties, deductions, withholdings, duties, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith;

“US$”

United States dollars;

“Warranties”

the agreements, obligations, warranties, representations and undertakings of the Company contained in Clause 8.1;

“Wiring Date”

the third day after the signature day of this Agreement, or such other date as the Parties may agree in writing.

1.2 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.3 References in this Agreement to Clauses are to clauses in this Agreement (unless the context otherwise requires). The Recitals to this Agreement shall be deemed to form part of this Agreement.

1.4 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5 The expression “the Investor” and the expression “the Company” includes its successors and assigns.

1.6 References to “persons” shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.7 References to writing shall include any methods of reproducing words in a legible and non-transitory form.

1.8 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.9 All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

1.10 A document expressed to be “in the approved terms” means a document the terms of which have been approved by or on behalf of the Parties and a copy of which has been signed for the purposes of identification by or on behalf of those Parties.

1.11 In construing this Agreement:

1.11.1 the rule known as the ejusdem generis rule shall not apply and, accordingly,

general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

1.11.2 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2. Sale of Issuing Shares

2.1 Subject to the terms of this Agreement, the Company shall issue to the Investor, and the Investor shall, relaying on the Warranties, subscript from the Company the Issuing Shares (2,632 Ordinary Shares issued by the Company) with effect from the Completion Date free from all Encumbrances together with all rights now or hereafter attaching thereto including but not limited to all dividends or distributions which may be paid, declared or made in respect thereof at any time on or after the date of this Agreement, in consideration to be paid by the Investor to the Company as provided below.

2.2 The Company and the Guarantors hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Issuing Shares, whether under the articles of association of the Company or otherwise.

3. Consideration and Payment

3.1 The total consideration payable for the Issuing Shares shall be US$ 200,000.

3.2 Subject to the satisfaction of the conditions set out in Clause 4.1, on the Wiring Date, the Investor shall pay the Consideration by wire transfer of United States dollars in immediately available funds to a designated account as indicated below:

Bank: Standard Chartered Bank (Hongkong) Ltd.

Address: Shop 16, New World Tower, 16-18 Queen’s Road, Hongkong

4. Conditions

4.1 The sale and purchase of the Issuing Shares is conditional upon:

4.1.1 The Company shall have obtained any and all consents and waivers, including all government authorizations, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

4.1.2 The Guarantors shall have waived its pre-emptive right, with respect to the sale of the Issuing Shares.

4.1.3 The register of members of the Company shall have been duly updated to reflect the shareholding structure immediately prior to Completion.

4.1.4 All Ordinary Shares issued by the Company shall have been fully paid-up and amounts received by the Company for issuance of all such shares shall be shown as paid-up capital in the consolidated group accounts of the Company.

4.1.5 The Investor being satisfied that all Warranties will remain true and correct as at the Completion Date and no event having arisen which suggests to the Investor that any of the Warranties have been breached (or, if capable of being remedied, has not been remedied) or are misleading or untrue or incapable of performance.

4.2 The Investor may waive all or any of such conditions at any time by notice in writing to the

Company

4.3 The Company shall use its best endeavours to procure the fulfilment of the Conditions set out in Clauses 4.1.1 to 4.1.4 on or before April 30, 2008.

4.4 In the event that the Company fails to be listed on a recognized stock exchange or obtained Qualified IPO specified hereunder within 18 months after the signature of this Agreement, the Company shall repay all the Consideration paid by the Investor to the Company forthwith with immediate clear available fund and extra 5% each year of the Consideration as contract interest upon request by the Investor

4.5 Each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, as the primary obligor, the performance and discharge by the Company of its repayment obligation under Clause 4.4. For avoidance of doubt, if the Company fails to repay all or any of the Consideration paid by the Investor to the Company and the contract interest in accordance with Clause 4.4, the Guarantors shall repay the relevant amount to the Investor in the Company’s stead.

5. Completion

5.1 Subject to the satisfaction of the Conditions set out in Clauses 4.1.1 to 4.1.4. Completion shall take place on the Completion Date at the offices of the Company’s Solicitors when all (but not some only) of the acts and requirements described in this Clause 5 shall be complied with.

5.2 At Completion, the Company shall: 5.2.1 deliver to the Investor:

(i) the statutory books of the Company (which shall be written up to but not including the Completion Date), its certificate of incorporation and any certificates of incorporation on change of name, and its common seal (if any);

(ii) certified true copies of the draft register of members and directors of the Company as at the date of the Completion and giving effect to the transfer of the Ordinary Shares hereunder at the Completion, certified by a director of the Company to be true and complete copies thereof (to be followed by the delivery of certified true copies of the final, original register of members and directors within 3 Business Days from the date of the Completion);

(iii) Board and members/shareholders resolutions of the Company which must be approved by the legal representative and stamped by the Company, approving this Agreement and the transactions contemplated therein and the entry into and performance of the Agreement and such other documents as reasonably required by the Investor;

(iv) a certificate of compliance of the Conditions identified in Clauses 4.1.1 to 4.1.4 prepared by the Company as a deliverable, unless such certificate being waived in writing by the Investor;

(v) duly signed instrument(s) of transfer in respect of the Issuing Shares in favour of the Investor and/or its nominee(s) and such other documents as may be required to give a good and effective transfer of title of the relevant Issuing Shares to the Investor and/or such nominee(s) and to enable it/them to become the registered holder thereof accompanied by the share certificate(s) for the Issuing Shares in the name of the Company.

5.2.2 cause the Directors to hold a meeting of the Board at which the Directors shall pass resolutions in the approved terms (inter alia) to approve the registration of the Investor or its nominees as members of the Company subject only to the production of duly stamped and completed transfers in respect of the Issuing Shares.

5.3 Without prejudice to any other remedies available to the Investor, if in any respect the provisions of Clause 5 are not complied with by the Company on the Completion Date the Investor may:

5.3.1 defer Completion to a date not more than 30 days after the Completion Date (and so that the provisions of this Clause 5.3 shall apply to Completion as so deferred); or

5.3.2 proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

5.3.3 rescind this Agreement.

6. Restriction on Announcements

Each of the Parties undertakes that prior to Completion it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any of the Parties is subject) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

7. Pre-Completion Obligations

7.1 The Company shall procure (subject to any express instruction from the Investor) that the business of the Company is operated until Completion in the same manner as it was operated prior hereto.

7.2 The Investor hereby undertakes that it will not prior to Completion, save as required by law, and divulge any confidential information relating to the Company obtained by it pursuant to this Clause to any person other than its own officers, employees or professional advisers.

8. Warranties

8.1 The Company hereby represents, warrants and undertakes to the Investor the following and acknowledges that the Investor in entering into this Agreement are relying on such representations, warranties and undertakings:

(i) All information given in this Agreement, including the Schedule, is true, complete and accurate.

(ii) Unless the context requires otherwise, the Warranties in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each of the other members of the Group.

(iii) The Issuing Share will represent the 5% equity interest in the share capital of the Company.

(iv) There is no agreement or commitment outstanding which calls for the allotment or issue of or accords to any person the right to call for the allotment or issue of any further shares or debentures or capital in the Company or any member of the Group (including any option or right of pre-emption or conversion) unless set out otherwise in this Agreement.

(v) The Guarantors are the beneficial owners of the Issuing Share free and clear of any Encumbrances whatsoever and the Guarantors have not exercised any lien over any of the Company’s issued shares and there is outstanding no call on any of the Issuing Shares.

(vi) All written information given to the Investor, its professional advisers and the Investor’s solicitors by the Company, the Company and/or their respective officers and employees was when given and is at the date hereof true, accurate and complete in all material respects.

(vii) Each of the members of the Group has been duly incorporated and is validly existing under the laws of its place of incorporation and has full power, authority and legal right to own its assets and carry on the business in which it is engaged.

(viii) The business of the Group has been carried on in the ordinary proper and usual course and in substantially the same manner (including nature and scope) as in the past.

(ix) The Company has no, and never has had, any subsidiary or shares in any company except as stated in this Agreement.

(x) The Company has full and legal power, authority and capacity and has obtained all corporate and other actions and internal approval, to enter into and execute this Agreement and performance of its obligations respectively thereunder (the entering into and execution and performance aforesaid not being against or in breach of any undertaking, covenant or other obligation of any kind to which it is subject or by which it may be bound). The relevant agreements once signed, constitute valid and legally binding obligations on the parties thereto and are enforceable in accordance with the terms thereof.

(xi) The execution and delivery of this Agreement and all documents referred to herein and the consummation of the transactions contemplated hereby or thereby will not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

(xii) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by the Company, or the consummation of the transactions contemplated hereby. No consent of any third party is necessary to permit the consummation of the transactions contemplated hereby.

(xiii) As at Completion, the Company shall hold all licenses, franchises, permits, and other governmental authorizations necessary and material to the conduct of its business. Such licenses, franchises, permits, and other governmental authorizations are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate, or not renew any such license, franchise, permit, or other governmental authorization.

8.2 No information relating to the Company of which the Investor has knowledge (actual or constructive) (except such information as is expressly contained in this Agreement and in documents annexed hereto for identification purpose to which the Investor has actual knowledge) and no investigation by or on behalf of the Investor shall prejudice any claim made by the Investor in respect of the Warranties or operate to reduce any amount recoverable and it shall not be a defence to any claim against the Company that the Investor knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim (except such information as is expressly contained in documents annexed hereto for identification purpose to which the Investor has actual knowledge).

8.3 Each of the Warranties shall constitute a separate and independent warranty to the intent that the Investor shall have a separate claim and right of action in respect of every breach of any of the Warranties and no Warranty shall limit or govern the extent or application of any other Warranty(ies).

8.4 Each of the Warranties shall be deemed to be repeated as at each and every Completion as if all references therein to the date hereof were references to the Completion Date.

8.5 The Company hereby covenants with the Investor to indemnify and keep indemnified the Investor against any loss or liability suffered by the Investor as a result of or in connection with any of the Warranties being untrue or misleading or breached or a breach of any provisions of this Agreement including, but not limited to, loss of allowance, set off or deduction occasioned or suffered or payment made or required to be made in connection with or with the rectification of any breach together with all costs, charges, interest, penalties and expenses incidental or relating thereto.

8.6 The Company undertakes with the Investor that it will both before and after Completion notify the Investor in writing as soon as practicable (and in any event within two (2) Business Days) of any event or circumstance of which the Company and/or the Company (as the case may be) becomes aware which is or may be inconsistent with any of the Warranties or which might make any of the Warranties untrue or misleading if given at Completion.

8.7 The rights and remedies of the Investor in respect of a breach of the Warranties shall not be affected by Completion.

9. Confidentiality of Information Received by Each Party

9.1 Each Party undertakes with the other Parties that it shall treat as strictly confidential all information received or obtained by it or its employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of the Investor and subject to the provisions of Clause 9.2 that it will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use its best endeavours to prevent the publication or disclosure of any such information.

9.2 The restrictions contained in Clause 9.1 shall not apply so as to prevent any Party from making any disclosure required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which any Party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause 9 shall apply to and any Party shall procure that they apply to and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Clause 9 by any Party.

10. Costs

10.1 Each Party shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made provided that if the Investor shall lawfully exercise its right not to proceed with the subscription of the Issuing Shares pursuant to Clause 4.4 or any right to rescind this Agreement the Company shall indemnify the Investor against all and any expenses and costs incurred in the preparation and negotiation of this Agreement.

10.2 The Company confirms that no expense of whatever nature relating to the sale of the Issuing Shares has been or shall be borne by the Company.

11. General

11.1 This Agreement shall be binding upon and ensure for the benefit of the estates, personal representatives or successors of the Parties.

11.2 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

11.3 All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

11.4 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

11.5 Any right of rescission conferred upon the Investor hereby shall be in addition to and without prejudice to all other rights and remedies available to it (and, without prejudice to the generality of the foregoing, shall not extinguish any right to damages to which the Investor may be entitled in respect of the breach of this Agreement) and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Investor of any such other right or remedy.

11.6 No failure of the Investor to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

11.7 Upon and after Completion the Company shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement.

11.8 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

11.9 The representations, warranties, covenants and agreements made herein shall survive any due diligence investigation made by any Party and shall survive for two (2) years after the Completion.

11.10 The provision of this Agreement, including this Clause 11, may be amended only with the prior written consent of all the Parties.

12. Notices

Any notice required to be given by any Party to any other shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by telex or by facsimile transmission to its address given herein or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by telex or by facsimile transmission shall be deemed to have been served when sent and any notice served by prepaid registered letter shall be deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted and in proving service it shall be sufficient, (i) in the case of service by hand and prepaid registered letter, to prove that the notice was properly addressed and delivered or posted, as the case may be, (ii) in the case of service by telex, to prove that the correct confirmed answerback was received and (iii) in the case of service by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine.

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or telex number or fax number set out below (or such other address or telex number or fax number as the addressee has by five (5) days* prior written notice specified to the other Parties):

To the Company: RECON TECHNOLOGY LTD.

Address: 4th Floor, Harbour Center, P.O. Box 613 Grand Cayman KY1-1107

Attention: YIN Shenping

Telex Number:

Answerback:

Fax Number:

To the Investor: Bloomsway Development Ltd.

Address: Room 711, North Anhua Tower, Yinghua West Street, Chaoyang District, Beijing

Attention: ZhANG Bin

Answerback:

Fax Number: 86-10-64455617

To the Guarantors: YIN Shenping, LI hongqi, CHEN Guangqiang

Address: 18th Floor, Block C, Jinglongguoji Tower, 9th Fulin Road, Chaoyang District, Beijing

Attention: Chen Guangqiang

Telex Number:

Answerback:

Fax Number: 86-10-84945388

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by telex, when despatched with confirmed answerback and (c) if given or made by fax, when despatched.

13. Governing Law

Subject to Clause 14, this Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

14. Dispute Resolution

14.1 The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the relevant dispute cannot be resolved to the reasonable satisfaction of both Parties, then each Party himself or where the Party is a body corporate, the authorized senior officer nominated as representive of such Party, as the case may be, shall, within thirty (30) days of a written request by any Party to call such a meeting, meet in person and alone (except for one assistant for each Party) and shall attempt in good faith to resolve the dispute. If the dispute cannot be resolved by the Parties in such meeting, the Parties agree that they shall, if requested in writing by any Party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, any Party may begin formal arbitration proceedings to be conducted in accordance with subsection 14.2 below. This procedure shall be a prerequisite before taking any additional action hereunder.

14.2 In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: The arbitration tribunal shall consist of one arbitrator to be appointed according to the UNCITRAL Rules by HKIAC. The appointing authority shall be HKIAC. The language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Party unless such award (i) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (ii) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Party or its affiliates to conduct its respective business operations or to make or dispose of any other investments. The prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

15. Language

This Agreement is entered into in English only. Any Chinese translation of this Agreement is for reference only and shall not be a legally binding document. Accordingly, the English version will prevail in the event of any inconsistency between the English and any Chinese translations thereof. Each Party acknowledges that it has consulted with legal counsel with respect to the English version of this Agreement and that it fully understands its terms and its obligations thereunder.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

SCHEDULE 1

Company name: RECON TECHNOLOGY, LTD.

Place of incorporation: Cayman Islands

Date of incorporation: 21st August, 2007

Company number: CF-193686

Director(s): LI Hongqi, CHEN Guangqiang and YIN Shenping

Authorised share capital: US$50,000 divided into 5,000,000 ordinary shares of par value US$0.01 each

Issued share capital: 50,001 ordinary shares

Registered and beneficial shareholders: LI Hongqi, CHEN Guangqiang and YIN Shenping

Financial year end: Begin on the date of incorporation of the Company and the anniversary date thereof in each year ending the day prior to the anniversary date in each year unless the Directors prescribe some other period therefore.

Subsidiaries and associated companies (if any): Recon Technology, Co., Limited

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

COMPANY: For and on behalf of RECON TECHNOLOGY, Ltd

RECON TECHNOLOGY LTD.

By Authorized Signature(s)

Print Name:

Title:

GUARANTORS:

By LI Hongqi

By CHEN Guangqiang

By YIN Shenping

SIGNATURE PAGE FOR

RECON TECHNOLOGY LTD.

ORDINARY SHARE SUBSCRIPTION AGREEMENT

INVESTOR:

For and on behalf of Bloomsway Development Ltd. BLOOMSWAY DEVELOPMENT LTD.

Authorized Signature(s)

By

Print Name: Title:

SIGNATURE PAGE FOR

RECON TECHNOLOGY LTD.

ORDINARY SHARP SUBSCRIPTION AGREEMENT

EXHIBIT I

PUT AGREEMENT

THIS PUT AGREEMENT (this “Agreement”) is made this day of December 10, 2007 between:

Mr. YIN Shenping, Mr. CHEN Guangqiang, Mr. LI Hongqi (collectively, the “Founders”, also known as the Guarantor of the Shares Subscription Agreement);

Bloomsway Development Ltd.(the “Investor”);

Beijing BHD Petroleum Technology Co., Ltd, Jining ENI Energy Technology Co., Ltd., and Nanjing Recon Technology Co., Ltd. (collectively, the “Domestic Companies”); and

Ms. YANG Linyun

WHEREAS

1. the Recon Technology Co. Ltd. (the “Company”) and the Investor are parties to a Shares Subscription Agreement of even date herewith (the “Subscription Agreement”) pursuant to which the Company has agreed to sell, and the Investor has agreed to purchase, certain shares (the “Shares”) of the Company’s common stock, without par value per share (the “Common Stock”), on the terms and conditions set forth therein;

2. the Founders has agreed to purchase the Shares acquired by the Investor from the Company under the Subscription Agreement under certain terms and conditions, as set forth herein;

3. the Domestic Companies, which are materially controlled by the Founders through equity interest, has separately adopted Shareholders’ Resolutions to guarantee the payment incurred by the purchasing of the Shares acquired by the Investor from the Company under the Subscription Agreement;

4. the Investor has appointed Ms. YANG Linyun as the agent to receive the payment incurred by the purchasing of the Shares acquired by the Investor from the Company under the Subscription Agreement; and

5. as inducement for the Founders to enter into this Agreement, the Investor has agreed to certain limitations on the Investor’s ability to encumber the Shares, as set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are incorporated as though fully set forth in this Section 1.

2. Obligation to Purchase Shares.

(a) Nature of Obligation. The Investor agrees to sell, and the Founders agrees to purchase, the Shares the Investor acquired from the Company in the Purchase Agreement, for an aggregate purchase price of $200,000 and extra 5% each year of the Consideration as contract interest upon request by the Investor, on the terms and subject to the limitations set forth in this Section 2. The Founders shall be obligated to purchase the Shares and the Investor shall be obligated to sell the Shares on the earlier to occur of (i) September 30, 2009 or (ii) such date as the Company shall notify the Investor in writing that the Company will not complete an initial public offering of the Company’s Common Stock on or before September 30, 2009. Or either of the events in the previous sentence shall automatically and immediately operate to require the Founders to purchase the Shares from the Investor, except for the Investor notice the Founders in written form to maintain the shares. To the extent the Company completes an initial public offering of its Common Stock on or before September 30, 2009, the Founders’ obligation to purchase, and the Investor’s obligation to sell, the Shares shall terminate automatically and immediately. For purposes of this Agreement, “completes an initial public offering” shall mean that the Company shall have registered the initial sale of the Company’s Common Stock with the Securities and Exchange Commission and shall have listed the Company’s Common Stock for trading on a national securities exchange.

(b) Purchase Price for Shares. The parties acknowledge and agree that the aggregate purchase price for the Shares shall be $200,000 and extra 5% each year of the Consideration as contract interest upon request by the Investor, for 5% of total equity regardless of the number of Shares purchased from the Investor by the Company.

(1) The Investor will deliver to the Founders be certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers.

(2) The Investor will provide the Founders with certification in a form acceptable to the Founders’s counsel that the Shares conveyed are free and clear of all liens, encumbrances, charges and other claims.

(3) The Founders are obliged to deliver the purchase price to Ms. YANG Linyun or any other person and/or entity which the Investor appointed in the immediately available funds.

(4) The Domestic Companies are obliged to guarantee the payment mentioned in 2-(b)-(3) of this Agreement as the joint guarantor. Which means, the Investor, Ms. YANG Linyun or any other person and/or entity which the Investor appointed, separately or collectively, are entitled to claim the rights of receiving certain payments under 2-(b)-(3) of this Agreement against the Founders and/or the Domestic Companies, separately or collectively.

3. Covenants.

During the term of this Agreement, Investor shall not sell, gift or otherwise transfer the Shares and shall maintain the Shares (including any Shares acquired after the date hereof pursuant to the Purchase Agreement) free and clear of any and all liens, charges, restrictions, claims and encumbrances.

4. Miscellaneous.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Founders and the Investor.

(b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns

(c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Descriptive Headings. The captions and descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(f) Governing Law. The PRC laws will govern all issues arising out of or concerning this Agreement.

(g) The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to the current effective arbitration rules of its. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties. The arbitration award may be submitted to the applicable People’s Court for enforcement.

(h) Notices. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered (i) by reputable delivery service (including by way of example and not limitation, mails through post office, DHL etc.), which makes a record of the date and time of delivery, in which case notice shall be deemed to have been given on the date indicated on the delivery service’s record of delivery or (ii) by fax transmission to the fax number given below, with confirmation of good receipt and confirmed by letter to the address set forth below, in which case notice shall be deemed to have been duly given on the date so indicated in the facsimile.

(i) Language. This PUT Agreement is written in English and Chinese, the Chinese version shall prevail.

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To the Founders

To the Investor: For and on behalf of

BLOOMSWAY DEVELOPMENT LTD.

Bloomsway Development Ltd.

Authorized Signature(s)

To the Domestic Companies:

Beijing BHD Petroleum Technology Co., Ltd.

Jining ENI Energy Technology Co., Ltd.

Nanjing Recon Technology Co., Ltd.

To Ms. YANG Linyun:

SIGNATURE PAGE FOR

RECON TECHNOLOGY LTD.

ORDINARY SHARE SUBSCRIPTION AGREEMENT